Exhibit 23.1
KPMG LLP Bay Adelaide Centre 333 Bay Street Suite 4600 Toronto ON M5H 2S5 Canada	Telephone (416) 777-8500 Fax(416) 777-8818 Internetwww.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Seabridge Gold Inc.

We consent to the use in this Annual Report on Form 40-F of:

•
our Independent Auditors’ Report of Registered Public Accounting Firm, dated March 11, 2015, on the consolidated financial statements of Seabridge Gold Inc. (the "Company") comprising the consolidated statements of financial position of the Company as at December 31, 2014 and December 31, 2013, the consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2014 and December 31, 2013, and notes, comprising a summary of significant accounting policies and other explanatory information, and

•	our Report of Independent Registered Public Accounting Firm, dated March 11, 2015, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 each of which is incorporated by reference in this Annual Report on Form 40-F of the Company for the fiscal year ended December 31, 2014.

We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-197653) on Form F-10 of the Company.

Chartered Professional Accountants, Licensed Public Accountants

March 13, 2015
Toronto, Canada